UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
March 12, 2020
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	MU	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Micron Technology, Inc. (the "Company") and certain of its subsidiaries are party to a credit agreement dated July 3, 2018, as amended (the "Credit Agreement"). The Credit Agreement provides the Company two credit facilities: a $2.5 billion committed revolving credit facility (the "Revolving Credit Facility") and a $1.25 billion committed term loan facility. A copy of the Credit Agreement, as amended, was filed as an exhibit to the Company’s 10-K filed with the Securities and Exchange Commission (the "SEC") on October 17, 2019.

On March 12, 2020, the Company provided notice to the administrative agent under the Credit Agreement to draw down the entire available amount ($2.5 billion) under the Revolving Credit Facility and as of March 13, 2020 a total of $2.5 billion was outstanding under the Revolving Credit Facility. Borrowings under the Revolving Credit Facility are scheduled to mature on July 3, 2023, and the Company may repay amounts borrowed any time without penalty.

Borrowings under the Revolving Credit Facility will bear interest, at the Company’s option, at a base rate or LIBOR, plus an applicable interest rate margin varying depending on the Company’s corporate ratings or leverage ratio, whichever yields a lower pricing level. The additional interest rate margin for borrowings ranges from 0.25% to 1.00% per annum in the case of base rate borrowings and from 1.25% to 2.00% per annum in the case of LIBOR borrowings. Based on the Company’s current corporate ratings and leverage ratio, the currently applicable interest rate margins are 0.25% for base rate borrowings and 1.25% for LIBOR borrowings.

The Company increased its borrowings under the Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. The draw-down proceeds from the Revolving Credit Facility are currently being held on the Company’s balance sheet and may be used for general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	March 13, 2020	By:	/s/ David A. Zinsner
		Name:	David A. Zinsner
		Title:	Senior Vice President and Chief Financial Officer